      As filed with the Securities and Exchange Commission on May 8, 1998

                                                      Registration No. 333-24309

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                         FORM S-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         COMMUNITY FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                       ----------------------------------

         TENNESSEE                                      62-1626938
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                                401 Church Street
                         Nashville, Tennessee 37219-2213
                                 (615) 271-2000

                       -----------------------------------

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       -----------------------------------

                             Mack S. Linebaugh, Jr.
                Chairman, President, and Chief Executive Officer
                         Community Financial Group, Inc.
                                401 Church Street
                         Nashville, Tennessee 37219-2213
                                 (615) 271-2000
                           (615) 271-2149 (Facsimile)

                       -----------------------------------

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       -----------------------------------

                                    Copy To:
                           J. Franklin McCreary, Esq.
                            Gerrish & McCreary, P.C.
                       222 Second Avenue North - Suite 424
                           Nashville, Tennessee 37201
                                 (615) 251-0900
                           (615) 251-0975 (Facsimile)

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

         If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X ] 333-24309
                                       ---------
         If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.   [    ]

PROSPECTUS
                                4,969,927 SHARES

                         COMMUNITY FINANCIAL GROUP, INC.

                                  COMMON STOCK

         This Prospectus relates to 4,969,927 shares (the "Shares") of Common Stock, par value $6.00 per share (the "Common Stock") of Community Financial Group, Inc. (the "Company"), of which 4,744,927 shares (the "Warrant Shares") are underlying Common Stock purchase warrants (the "Warrants"), 75,000 shares (the "Option Shares") are underlying the Common Stock Purchase Options (the "Options"), and of which 150,000 shares (the "Plan Option Shares") are underlying the 1997 nonstatutory Stock Option Plan (the "Option Plan").

         The Shares may be sold from time to time pursuant to the exercise of the Warrants, Options or Plan Options. The Company will receive the gross proceeds of any of the Warrants, Options, or Plan Options that are exercised to acquire the Warrant Shares, Option Shares, or Plan Option Shares for cash at their respective exercise prices.

         The closing price for the Common Stock on May 4, 1998, as reported on the National Association of Securities Dealers' automated quotation system ("NASDAQ"), was $16-21/32 per share.

                       -----------------------------------

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
             SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE
              LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS".

                       -----------------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       -----------------------------------

          No underwriting commissions or discounts will be paid by the
          Company in connection with this offering. Estimated expenses payable by the Company in connection with this offering
                           are approximately $36,000.

===================================================================================
                                                Underwriting
                           Price to the         Discounts and          Proceeds to
                              Public             Commissions              Issuer
-----------------------------------------------------------------------------------
Per warrant share            $ 12.50                None                 $ 12.50
Per option share(1)          $  7.26                None                 $  7.26
Per option plan(2)           $      (2)             None                 $      (2)
Total ................       $                      None                 $
===================================================================================

    (1) Based on the average price at which the options may be exercised.
    (2) To be determined pursuant to the Option Plan.

                       -----------------------------------

                   The date of this Prospectus is May 8, 1998.

         No dealer, salesperson, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the shares of Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices: New York Regional Office, 7 World Trade Center, Room 1400, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the web site is: http://www.sec.gov. The Common Stock is quoted on the NASDAQ SmallCap Market and reports and other information regarding the company may be inspected at the National Association of Securities Dealers, Inc. at 1735 "K" Street, N.W., Washington, D.C. 20006.

         The Company is the successor issuer to The Bank of Nashville (the "Bank"), pursuant to Rule 12g-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). The Bank was subject to the informational requirements of the Exchange Act and filed its periodic reports with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Such reports and other information filed by the Bank with the Board may be inspected and copied at the Division of Banking Supervision and Regulation, Board of Governors of the Federal Reserve System, 20th Street and Constitution Avenue, N.W., Washington, D.C. 20551.

         Additional information regarding the Company and the securities offered hereby is contained in the Registration Statement on Form S-2 (Registration No. 333-24309) of which this Prospectus forms a part, and the exhibits thereto filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). For further information pertaining to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies may be obtained at prescribed fees from, the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company furnishes its shareholders with annual reports containing audited financial statements and other periodic reports as the Company may deem to be appropriate or as required by law or the rules of the National Association of Securities Dealers, Inc.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 which has heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, is incorporated by reference herein and shall be deemed to be a part hereof.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus is accompanied by a copy of the Company's latest Annual Report on Form 10-KSB and a copy of the Company's latest Quarterly Report on Form 10-QSB, if any, filed after the latest Annual Report.

         The Company will provide, without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this Prospectus (not including exhibits and other information that is incorporated by reference, unless the exhibits are themselves specifically incorporated by reference). Requests for such documents should be directed to: Community Financial Group, Inc. located at 401 Church Street, Nashville, Tennessee 37219-2213, Attention: Joan B. Marshall, Corporate Secretary and Senior Vice President.

         The Company's address is 401 Church Street, Nashville, Tennessee 37219-2213, and its telephone number is: (615) 271-2000.

                                   THE COMPANY

         Community Financial Group, Inc. (the "Company") is a Tennessee corporation which is registered as a bank holding company under the federal Bank Holding Company Act of 1956, as amended. The Company was incorporated on December 13, 1995, and became a bank holding company on April 30, 1996, pursuant to an Agreement and Plan of Exchange (the "Agreement") whereby the Company acquired all of the outstanding stock of The Bank of Nashville (the "Bank"). In addition, pursuant to the Agreement, each Warrant issued by the Bank and each option to purchase capital stock of the Bank became Warrants and Options to purchase an equivalent number of shares of the Company. The Board of Directors of the Company adopted the Community Financial Group, Inc. 1997 Nonstatutory Stock Option Plan on March 25, 1997.

         As a result of the transaction described above, the Company is the successor issuer to the Bank pursuant to Rule 12g-3 promulgated under the Securities Exchange Act of 1934.

         The Company's executive offices are located at 401 Church Street, Nashville, Tennessee 37219-2213, and the telephone number is (615) 271-2000.

                                  RISK FACTORS

         Options and warrants can impact the reported earnings per share of a company. The Company adopted in 1997 the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128). Pursuant to SFAS 128, the Option Shares, Warrants and, to the extent granted, the Plan Option Shares, are potential common stock for purposes of computing diluted earnings per share. To the extent that the average market price of the Company's common stock for any quarter exceeds the exercise price for any Option Shares or for the Warrants, such Option Shares and Warrants have a dilutive effect on the diluted earnings per share reported by the Company for such quarter. Furthermore, in the reporting of year-to-date diluted earnings per share for any reporting period containing more than three months, to the extent the average market price of the Company's common stock for any quarter within such year-to-date reporting period exceeds the exercise price for any Option Shares or for the Warrants, such Option Shares and Warrants will have a dilutive impact on such year-to-date diluted earnings per share amount.

         As disclosed in Note B, "Shareholders' Equity", to the notes to the Company's Consolidated Financial Statements included in the Company's 1997 Annual Report on Form 10-KSB, to which reference is made for a full discussion, the Warrants were dilutive only in the fourth quarter of 1997. As a result, the Company's reported diluted earnings per share for fiscal year 1997 did not reflect the maximum potential dilutive impact of the Warrants. Should the average market price of the Company's common stock for future quarterly periods continue to exceed the exercise price of the Warrants, the Warrants will have a more dilutive effect on the reported diluted earnings per share than was experienced in fiscal year 1997.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Shares will be applied to the Company's general funds to be used for such corporate purposes as may be determined by management. See "Risk Factors".


                         DETERMINATION OF OFFERING PRICE

         The Warrants were issued in connection with the initial public offering when the Bank was organized and chartered in 1989. The Warrant Agreement, dated August 1, 1989, pursuant to which the Warrants were issued, granted the holder of each Warrant the right to purchase one (1) share of Common Stock of the Bank at a price of $12.50 per share. Initially, the Warrants were to expire December 31, 1995. By action of the Bank's Board of Directors in early 1994, the original termination date of the Warrants was extended from December 31, 1995 to December 31, 1998. In connection with the Agreement and Plan of Exchange pursuant to which the Company became the parent bank holding company of the Bank, the outstanding Warrants and Options of the Bank became Warrants and Options to purchase the Common Stock of the Company on May 1, 1996.

         The offering price of the Options was determined by the Board of Directors of the Company (or Bank) based on the market price of the Common Stock at the time each Option was granted.

         The offering price of the Plan Options will be determined by the committee appointed by the Board of Directors of the Company to administer the Option Plan. The Option Plan provides that the committee will determine the exercise price on the date each option is granted and set forth said price in an option agreement. No option shall have an option price less than the fair market value of the common stock on the date of the grant.

                              PLAN OF DISTRIBUTION

         The Common Stock will be issued only upon the valid exercise of the Warrants, Options, or Plan Options.

         The Warrant Agreement provides that a Warrant Certificate may be exercised in whole or in part by surrendering it at the principal office of the Warrant Agent with the Purchase Form duly executed and by paying in full, in lawful money of the United States of America, by cash, check, or money order, the Purchase Price for each share of Common Stock as to which the Warrant Certificate is issued. Thereupon, as soon as practicable, the Company will cause the Common Stock to be issued and delivered. The Warrants terminate at 5:00 p.m., local time, in the City of Nashville, Tennessee, on December 31, 1998, and thereafter cannot be exercised.

         The Options are subject to a vesting schedule as stated in the Option Agreements. Vested options can be exercised at any time prior to the stated expiration date while the Optionee is employed by the Company and in case of death of the Optionee, until the stated expiration date. Options may be exercised by giving notice to the Company and tendering the purchase price in cash, check, bank draft, cashier's check, or postal money order. The Options have expiration dates between 2002 and 2006.

         The Plan Options, when issued, will be subject to a vesting schedule as stated in the Option Plan and the option agreements issued thereunder. Vested options will be exercisable at any time prior to the expiration date stated in the option agreements, but not more than three (3) months after the optionee's employment ceases. Options will be exercisable by giving notice to the committee and by payment of the purchase price in such medium as the committee shall approve.

                           DESCRIPTION OF COMMON STOCK

         The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock and is in all respects subject to and qualified in its entirety by reference to the applicable provisions of the Company's Charter and By-Laws.

GENERAL

         The Company is currently authorized to issue 50,000,000 shares of Common Stock, with a par value of $6.00 per share. As of December 31, 1997, there were

2,212,420 outstanding shares. At such date, there were an additional 4,739,397 shares reserved for issuance upon the exercise of the Warrants, 75,000 shares reserved for issuance upon the exercise of the Options, and 77,326 reserved for issuance pursuant to the Company's Associates' Stock Purchase Plan. On March 25, 1997, the Company reserved an additional 150,000 shares for issuance pursuant to the Option Plan.

         The Common Stock has no conversion rights and is not subject to redemption by the Company. There is no restriction on the repurchase by the Company of shares of the Company's Common Stock except for certain regulatory limits, and the Common Stock is not subject to further call or assessments by the Company. There are no statutory preemptive rights with respect to the issuance of shares of the Company's Common Stock.

VOTING - GENERAL

         Each outstanding share of the Common Stock is entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. The holders of a majority of the issued and outstanding shares entitled to vote at a meeting of shareholders constitutes a quorum. When a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power shall decide any questions brought before the meeting, unless the question is the election of directors or one on which, by express provision of the statutes, the Charter or the By-Laws, a higher vote is required. There is no cumulative voting by the shareholders on any matters.

VOTING - SUPERMAJORITY VOTE REQUIREMENT

The Company's Charter contains a "fair price" provision designed to deter coercive "two-tiered" tender offers in which the consideration given for the Company's securities in the second step of such a takeover transaction can be, and frequently is, in a different and less desirable form or amount than the consideration given in the first step. The fair price provision prescribes a 70% supermajority vote of shareholders required to approve certain business transactions involving beneficial owners of 25% or more of the Common Stock, except where certain minimum price and/or other criteria are met. The provision is designed to achieve a measure of assurance that any multi-step attempt to take over the Company without the approval of the Board of Directors would be made only on terms which offer similar treatment to all shareholders for all of their shares.

         The fair price provision does not prevent tender offers or business combinations where the offeror is prepared to pay the same price for all holders of the Company's Common Stock; nor does it restrict a third party that merely desires to exercise control over the Company and does not intend to effect a second-step merger. To the extent that the fair price provision has the effect of discouraging tender offers by persons who would otherwise initiate a two-tiered transaction with the intention of eliminating minority shareholders by means of a second-step merger, however, the provision might work to the disadvantage of those shareholders who would want the opportunity to liquidate at least a portion of their holdings in the initial tender offer.

DIVIDENDS

         Dividends are determined by the Company's Board of Directors in light of circumstances existing at the time, including earnings and the financial condition of the Company, and there is no assurance that dividends will continue to be paid at the current levels.

         The ability of the Company to pay dividends will depend, to a large extent, upon the amount of dividends paid by the Bank to the Company and the level of debt service, if any, at the Company. The Board of Governors of the Federal

Reserve System (the "Federal Reserve Board") generally restricts the ability of a bank holding company with substantial debt to pay dividends until the Company establishes a consistent pattern of reducing the level of its outstanding indebtedness. If the Company incurs substantial debt, it will probably be required to obtain prior approval from the Federal Reserve Board before paying a dividend. There is no assurance that any such approval would be forthcoming. Future dividends from the Bank to the Company may be restricted by the Bank's need for capital to support its business, as well as restrictions resulting from law and regulations. See Note M to the notes to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-KSB delivered herewith.

LIQUIDATION RIGHTS

         Upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Company, after the payment in full of its debts and other liabilities, the remainder of its assets, if any, are to be distributed pro rata among the holders of Common Stock. Subject to any required regulatory approvals, the Directors of the Company, at their discretion, may authorize and issue senior or subordinate debt obligations without prior approval of the shareholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Tennessee law provides that a corporation's charter may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (A) for any breach of the director's duty of loyalty to the corporation or its shareholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
(C) under ss. 48-18-304, Tennessee Code Annotated for unlawful distributions.

         The Company's Charter provides that, to the fullest extent allowed by law, no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

         In addition, the Charter provides that the Company shall have the power to indemnify any director, officer, employee, agent of the Company or others serving at the request of the Company to the fullest extent permitted by Tennessee law.

COMMON STOCK PURCHASE RIGHTS

         On February 5, 1998, the Company's Board of Directors declared a dividend of one common share purchase right (a "Right") for each outstanding share of Common Stock of the Company. Each Right entitles the registered holder to purchase from the Company one share of the Company's Common Stock at a price of $55.00 per Common Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Shareholder's Rights Agreement (the "Shareholders Rights Agreement") between the Company and Registrar and Transfer Company, as Rights Agent.

         The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Company's Board of Directors prior to the time that the person or group become an Acquiring Person, since, until such time, the Rights may be redeemed by the Company at a price of $0.01 each.

         A copy of the Shareholders Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A dated January 26, 1998. A copy of the Shareholders Rights Agreement is available free of charge from the Company. This summary description of the Rights does not propose to be complete and is qualified in its entirety by reference to the Shareholders Rights Agreement, which is hereby incorporated by reference.

                                     EXPERTS

         The financial statements of the Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL OPINION

         The legality of the shares of Common Stock of the Company to be offered hereby will be passed upon for the Company by the law firm of Gerrish & McCreary, P.C., Nashville/Memphis, Tennessee.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following data sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates (except for the SEC registration fee).

         SEC Registration Fee..................................     $  18,695.03

         Printing fees and expenses ...........................     $   2,500.00

         Legal fees and expenses ..............................     $  10,000.00

         Blue Sky fees and expenses ...........................     $   2,500.00

         Miscellaneous              ...........................     $   2,304,97

                  Total:            ...........................     $  36,000.00

ITEM 15.  (NOT APPLICABLE)

ITEM 16.  EXHIBITS.

         The following exhibits are filed herewith:

Exhibit
Number                              Description
---------------------------------------------------------------------------------------
  4.1                      Warrant Agreement (Incorporated by reference to Exhibit 4.01 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996)

  4.2                      Form of specimen Certificate of Common Stock (Incorporated by reference to Exhibit 4.02 of the Company's Annual Report on
                           Form 10-KSB for the year ended December 31, 1996)

  4.3                      Form of specimen Certificate of Common Stock Purchase Warrant
                           (Incorporated by reference to Exhibit 4.03 of the Company's
                           Annual Report on Form 10-KSB for the year ended December 31,
                           1996)

  5.1                      Opinion of Gerrish & McCreary, P.C., counsel to the
                           Registrant, regarding the legality of the securities offered hereby.

 10.1                      Employment Agreement between The Bank of Nashville and Mack S.
                           Linebaugh, Jr. dated September 2, 1992, as amended.
                           (Incorporated by reference to Exhibit 10.01 of the Company's
                           Annual Report on Form 10-KSB for the year ended December 31,
                           1996)

 10.2                      Employment Agreement between The Bank of Nashville and Julian
                           C. Cornett dated October 13, 1996.  (Incorporated by reference to Exhibit 10.02 of the Company's Annual Report on Form 10-KSB
                           for the year ended December 31, 1996)

Exhibit
Number                              Description
------------------------------------------------------------------------------------------
 10.3                      Option Agreements between The Bank of Nashville and Mack S.
                           Linebaugh, Jr. dated September 2, 1992 and July 27, 1993, and
                           Option Agreement dated July 16, 1996 between Community
                           Financial Group, Inc. and Mack S. Linebaugh, Jr.
                           (Incorporated by reference to Exhibit 10.03 of the Company's
                           Annual Report on Form 10-KSB for the year ended December 31,
                           1996)

 10.4                      Option Agreements between The Bank of Nashville and Julian C.
                           Cornett dated October 13, 1992 and October 13, 1993, and
                           Option Agreement dated July 16, 1996 between Community
                           Financial Group, Inc. and Julian C. Cornett.  (Incorporated by
                           reference to Exhibit 10.04 of the Company's Annual Report on
                           Form 10-KSB for the year ended December 31, 1996)

 10.5                      Lease Agreement dated July 19, 1989 between The Bank of
                           Nashville and Metropolitan Life Insurance Company.
                           (Incorporated by reference to Exhibit 10.05 of the Company's
                           Annual Report on Form 10-KSB for the year ended December 31,
                           1996)

 10.6                      Lease Agreement dated August 1, 1996 between The Bank of
                           Nashville and Coleman Partners, a Tennessee Partnership.
                           (Incorporated by reference to Exhibit 10.06 of the Company's
                           Annual Report on Form 10-KSB for the year ended December 31,
                           1996)

 10.7                      The Bank of Nashville Retirement Savings Plan.  (Incorporated
                           by reference to Exhibit 10.07 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996)

 10.8                      Community Financial Group, Inc.'s Associates' Stock Purchase
                           Plan.  (Incorporated by reference to Exhibit 10.08 of the
                           Company's Annual Report on Form 10-KSB for the year ended
                           December 31, 1996)

 10.9                      Community Financial Group, Inc. 1997 Nonstatutory Stock Option
                           Plan.

 11.1                      Statement regarding computation of Earnings Per Share
                           (incorporated by reference to the Registrant's Annual
                           Report filed on Form 10-KSB for the year ended
                           December 31, 1997, filed with the Commission on March
                           27, 1998).

 13.1                      Community Financial Group, Inc. Annual Report on Form 10-KSB
                           for the year ended December 31, 1997 (incorporated by
                           reference).

 13.2                      Community Financial Group, Inc. 1997 Annual Report to
                           Shareholders.  (Incorporated by reference to Exhibit 13 of the
                           Company's Annual Report on Form 10-KSB for the year ended
                           December 31, 1997)

 23.1                      Consent of KPMG Peat Marwick LLP

 23.2                      Consent of Gerrish & McCreary, P.C. (contained in Exhibit 5.1)

 24.1                      Powers of Attorney (contained in the signature page to this
                           Registration Statement, pages II-3 and II-4)

ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution.

           (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 8, 1998.

                              COMMUNITY FINANCIAL GROUP, INC.


                              By: /s/  Mack S. Linebaugh, Jr.
                                  ----------------------------------------------
                                  Mack S. Linebaugh, Jr., President, Chairman of the Board, Chief Executive Officer, and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Registration Statement on Form S-2 has been signed by the following persons in the capacities and on the dates indicated.

Dated:  May 8, 1998            /s/  Mack S. Linebaugh, Jr.
                               ------------------------------------
                               Mack S. Linebaugh, Jr., President, Chairman
                               of the Board of Directors, Chief Executive
                               Officer, Director (Principal Executive Officer,
                               Principal Financial Officer, Principal Accounting
                               Officer)

Dated:  May 8, 1998            *        /s/  Mack S. Linebaugh, Jr.
                               ------------------------------------
                               J.B. Baker, Director


Dated:  May 8, 1998            *        /s/  Mack S. Linebaugh, Jr.
                               ------------------------------------
                               Jo D. Federspiel, Director


Dated:  May 8, 1998            *        /s/  Mack S. Linebaugh, Jr.
                               ------------------------------------
                               Richard H. Fulton, Director


Dated:  May 8, 1998            *        /s/  Mack S. Linebaugh, Jr.
                               ------------------------------------
                               Leon Moore, Director


Dated:  May 8, 1998            *        /s/  Mack S. Linebaugh, Jr.
                               ------------------------------------
                               Perry W. Moskovitz, Director


Dated:  May 8, 1998            *        /s/  Mack S. Linebaugh, Jr.
                               ------------------------------------
                               C. Norris Nielsen, Director


Dated:  May 8, 1998            *        /s/  Mack S. Linebaugh, Jr.
                               ------------------------------------
                               G. Edgar Thornton, Director


Dated:  May 8, 1998            ------------------------------------
                               David M. Resha, Director


                  * Mack S. Linebaugh, Jr.
                    Attorney-in-Fact

                                INDEX TO EXHIBITS


         The following exhibits are filed herewith:

Exhibit
Number                              Description
--------------------------------------------------------------------------------
  23.1                     Consent of KPMG Peat Marwick LLP.